SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)

52-1568099	42-1658283
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-122925; 333-122925-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Equity Linked Securities (ELKS®) Based Upon American Depositary Receipts Representing the Common Shares of Companhia Vale do Rio Doce Due 2006	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 17 of Citigroup Funding Inc.’s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the ELKS” and “Description of the ELKS” on pages S-3 through S-8, S-10 through S-14 and S-15 through S-23, respectively, of the Registrants’ related preliminary Prospectus Supplement, Subject to Completion, dated October 14, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants’ filing under Rule 424(b)(5) dated May 24, 2005.

99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities (ELKS®) Based Upon American Depositary Receipts Representing the Common Shares of Companhia Vale do Rio Doce Due 2006, Subject to Completion, dated October 14, 2005, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated October 17, 2005.

99 (C). Form of Note.

99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the “Registration Statement”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)

By:	/s/ Charles E. Wainhouse
Name:	Charles E. Wainhouse
Title:	Assistant Treasurer

Citigroup Funding Inc. (Registrant)

By:	/s/ Geoffrey S. Richards
Name:	Geoffrey S. Richards
Title:	Vice President and Assistant Treasurer

Date: November 17, 2005

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus dated May 3, 2005, incorporated by reference to the Registrants’ filing under Rule 424(b)(5) dated May 24, 2005.

99(B).	Preliminary Prospectus Supplement describing the Equity Linked Securities (ELKS®) Based Upon American Depositary Receipts Representing the Common Shares of Companhia Vale do Rio Doce Due 2006, Subject to Completion, dated October 14, 2005, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated October 17, 2005.

99(C).	Form of Note.

99(D).	Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.

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